UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 20, 2013

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SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)
4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K of Swisher Hygiene Inc. (the "Company"), filed with the Securities and Exchange Commission on September 16, 2013, William M. Pierce was appointed the President and Chief Executive Officer of the Company, effective September 10, 2013.  As a result of his appointment, Mr. Pierce is no longer considered an "independent" director for purposes of Audit Committee membership, and as such, Mr. Pierce resigned as a member of the Company’s Audit Committee (the "Audit Committee"), effective September 10, 2013.

On September 20, 2013, the Company received a notification from The NASDAQ Stock Market LLC ("NASDAQ") that, as a result of Mr. Pierce's resignation from the Audit Committee, the Company was no longer in compliance with NASDAQ's audit committee requirements as set forth in NASDAQ Listing Rule 5605, which requires the Audit Committee be composed of at least three members.  In accordance with NASDAQ Listing Rule 5605(c)(4), the Company has until the earlier of the Company's next annual shareholders' meeting or September 10, 2014 to regain compliance with the Audit Committee membership requirement, however, if the next annual shareholders' meeting is held before March 10, 2014, then the Company must evidence compliance no later than March 10, 2014.  The Company expects to appoint an additional independent director to serve on the Audit Committee during the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: September 24, 2013	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President and Chief Financial Officer